UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018 (February 15, 2018)

EL POLLO LOCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Blvd., Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of a Director and Officer

On February 15, 2018, the Board of Directors (the "Board of Directors") of the registrant (the "Company") appointed Bernard Acoca, age 48, as the Company's President and Chief Executive Officer ("CEO"), effective March 12, 2018. Also effective March 12, 2018, the Board of Directors elected Mr. Acoca as a Director of the Board.

Before joining the Company, Mr. Acoca spent 7 years at Starbucks Corporation (“Starbucks”) in various capacities as a member of its executive team, most recently as President of Teavana, Starbucks’ tea division since 2015. Prior to that, he served as Vice President, Marketing and Promotions, Americas from 2010-2012 and as Senior Vice President, Marketing and Category, Americas from 2012-2014. From 2014-2015, Mr. Acoca served as Chief Marketing Officer for the Americas of L’Oréal S.A. Prior to Starbucks, Mr. Acoca was employed by YUM! Brands, Inc., where he held various marketing positions from 2002 to 2010. Mr. Acoca holds a Bachelor of Arts degree from Emory University in Atlanta, Georgia. Mr Acoca’s leadership roles and professional experience in the food and beverage and other industries will be a valuable resource to the company and the Board of Directors in his roles as President, CEO and Director.

In connection with Mr. Acoca’s hiring, the Company entered into an employment agreement with Mr. Acoca, which sets forth the terms and conditions under which he will serve as the Company’s President and CEO. The term of the agreement will commence on March 12, 2018 and will expire on the fifty-month anniversary thereof, provided that the term will automatically extend for an additional one-year period on each expiration date thereof (with non-renewal thereof by the Company treated the same as termination without cause). Mr. Acoca will receive an initial annual base salary of $550,000, a target annual bonus equal to 100% of base salary and, starting in 2019, an annual discretionary equity grant, as determined by the Board of Directors. During the term of the employment agreement Mr. Acoca will be entitled to employee benefits on the same basis as those generally available to other senior executives. Mr. Acoca will also be entitled to at least four weeks of vacation per year and an automobile allowance substantially similar to that provided to other similarly situated senior executives.

The employment agreement provides that in connection with his hiring Mr. Acoca will receive a one-time sign-on grant of approximately $750,000 worth of time-vested options (vesting ratably over four years), approximately $1,000,000 worth of time-vested restricted stock units or restricted shares (vesting ratably over four years) and approximately $750,000 worth of performance-vested restricted stock units or restricted shares (50% vesting upon achievement of $15 stock price and 50% upon achievement of $20 stock price, in each case during a minimum of 20 consecutive trading days prior to the 5th anniversary of grant or, if earlier, in connection with the occurrence of a change in control, as such term is defined in the employment agreement). Mr. Acoca will also be entitled to a one-time lump sum payment equal to $250,000, provided that Mr. Acoca is obligated to repay such amount if his employment is terminated without good reason or for cause, as such terms are defined in the employment agreement, within one year of March 12, 2018 and he will repay half of such amount if his employment is terminated without good reason or for cause between the twelve and eighteen month anniversaries of March 12, 2018. Mr. Acoca is also entitled to a $100,000 lump sum payment in order to assist with relocation expenses.

The employment agreement provides that in the event that Mr. Acoca’s employment is terminated due to death or disability he will be entitled to a prorated annual bonus for the year of termination based on actual performance. The employment agreement also provides that in the event that Mr. Acoca’s employment is terminated without cause or for good reason, then he will be entitled to receive a prorated annual bonus for the year of termination based on actual performance and continuation of payment of base salary for eighteen months, subject, in each case, to the execution of a general release and compliance with applicable restrictive covenants. In the event that Mr. Acoca’s employment is terminated without cause or for good reason within two years following a change in control, except for performance vesting awards with respect to which performance under their terms is tested at the time of a change in control,  Mr. Acoca will be entitled to accelerated vesting of his outstanding equity awards with performance vesting conditions deemed achieved at target, subject to the execution of a general release and compliance with applicable restrictive covenants.

The employment agreement contains a perpetual confidentiality covenant, a one-year post-termination non-interference covenant applicable to the Company’s relationships with suppliers, customers and partners and a one-year post-termination non-solicitation covenant applicable to Company employees.

Mr. Acoca will serve as a Class I director, which class will stand for re-election at the 2018 annual meeting of stockholders. There are no arrangements or understandings between Mr. Acoca and any other persons pursuant to which he was selected as a Director. There are no transactions involving the Company and Mr. Acoca that require disclosure under Item 404(a) of Regulation S-K.

Mr. Acoca is being indemnified under the Company’s standard director and officer indemnification agreement, a form of which was filed as Exhibit 10.27 to the registrant’s second amendment to its registration statement on Form S-1, registration number 333-197001, filed on July 22, 2014. Directors and officers are also indemnified under the registrant’s amended and restated certificate of incorporation and amended and restated by-laws.

On February 28, 2018 the Company issued a press release regarding Mr. Acoca’s appointment and Mr. Sather’s retirement. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Retirement of a Director and Officer

As previously disclosed in the Current Report on Form 8-K filed on March 9, 2017, Stephen J. Sather will retire as CEO and as a Director of the Company. His retirement will be effective as of March 12, 2018. In connection with his retirement, Mr. Sather entered into a retirement agreement on February 28, 2018 pursuant to which he agreed to remain as an employee of the Company in the capacity as Special Advisor through March 31, 2018 in order to assist the Company with the transition to the new CEO. Until March 31, 2018, Mr. Sather will continue to receive his standard compensation and benefits. In consideration for his long service, his agreement to provide transition services and execution and not revocation of a general release of claims, the Board of Directors has agreed to accelerate the vesting of his options which would have otherwise vested in May 2018 (options with respect to 33,545 shares) and to extend the exercise ability of all of his vested and outstanding options until the expiration of the original term of such options (i.e., disregarding the termination of his employment). Mr. Sather will continue to abide by all of his restrictive covenants and has agreed to provide us with ongoing cooperation in certain matters for which he has knowledge prior to his termination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated February 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.
(Registrant)

Date: February 28, 2018

/s/ Laurance Roberts
Laurance Roberts
Chief Financial Officer

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